EXHIBIT 99.1

                               CELGENE CORPORATION
                          REPLACEMENT STOCK OPTION PLAN


1.       Purpose

         Celgene Corporation (the "Company") has entered into an Asset Purchase Agreement with Cambrex Corporation ("Cambrex") pursuant to which Cambrex has acquired the Company's chiral intermediate business, including the personnel associated with this line of business. Pursuant to the terms of said Asset Purchase Agreement, the Company shall receive certain royalty payments from Cambrex's sales of products derived from such enzymatic technology. The purpose of this Replacement Stock Option Plan (the "Plan") is to encourage and enable the Chiral Employees (as hereinafter defined) to acquire a proprietary interest in the Company through the ownership of common stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide such persons, whose efforts will directly benefit the Company, with a stake in the future welfare of the Company, as well as an incentive to remain associated with the chiral intermediate business. "Chiral Employees" shall mean only those former employees of the Company who (i) became employees of Cambrex pursuant to the Asset Purchase Agreement, and (ii) are holders of options to purchase shares of Common Stock granted under the Company's 1986 Stock Option Plan (the "1986 Plan") and/or 1992 Long-Term Incentive Plan (the "Plans") that expire 30 days after the termination of such persons' employment with the Company pursuant to the provisions of the Plans (the "Expired Options"). As replacement for their Expired Options, the Chiral Employees shall receive non-qualified stock options to purchase shares of Common Stock under the Plan (the "Replacement Options") in the amounts, terms and conditions as shall be determined by the Management Compensation and Development Committee.


2.       Administration of the Plan

         The Plan shall be administered by the Management Compensation and Development Committee (the "Committee") as appointed from time to time by the Board of Directors of the Company.

         In administering the Plan, the Committee shall follow any general guidelines not inconsistent with the Plan established by the Board of Directors and may adopt rules and regulations for carrying out the Plan. The interpretation and decision made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan. Subject to the provisions of the Plan and any guidelines established by the Board of Directors, the Committee from time to time shall determine the terms and conditions of all Replacement Options, including, but not limited to, the persons to whom, and the time or times at which the Replacement Options shall be granted, the number of shares subject to each

Replacement Option, the duration of each Option, and other terms and provisions of each Replacement Option.


3.       Shares of Stock Subject to the Plan

         (a)      General Limitation

         Except as provided in Section 7, the aggregate number of shares that may be issued or transferred pursuant to the Plan shall not exceed 120,000 shares of Common Stock. Such shares of Common Stock available under the Plan may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury.


4.       Eligibility

         The Replacement Options may be granted only to the Chiral Employees (as defined in Section 1 above).


5.       Granting of Replacement Options

         All Replacement Options shall be granted on the 31st day after the date of termination of employment of a Chiral Employee with the Company; provided, however, that if such day is not a business day, the Replacement Options shall be granted on the next succeeding business day.


6.       Terms

         All Replacement Options shall be evidenced by stock option agreements in such form, not inconsistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical, and shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                  (a) Option Price. The purchase price under each Replacement Option shall be not less than 100% of the fair market value of the Common Stock at the time the Option is granted and not less than the par value of such Common Stock. The fair market value of the Common Stock on any date shall be determined by the Committee in a manner consistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) Medium and Time of Payment. Stock purchased pursuant to the exercise of a Replacement Option shall at the time of purchase be paid for in full in cash, or with shares of Common Stock, or a combination of cash and Common Stock to be valued at the fair market value thereof on the date of such exercise; provided, however, that any shares of

         Common Stock so delivered shall have been beneficially owned by the optionee for a period of not less than six months prior to the date of exercise. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the Replacement Option, deliver to the person exercising the Replacement Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of a Replacement Option or Replacement Options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any Federal, state, or local withholding taxes. At the discretion of the Committee, such taxes may be paid in cash or by tender of the option holder or withholding by the Company of the number of shares of Common Stock whose fair market value equals the amount required to be withheld. At the discretion of the Committee, such taxes may be paid by the Company.

                  (c) Vesting Period. The vesting period and time for exercising a Replacement Option shall be prescribed by the Committee in each particular case; provided, however, that no Replacement Option may be exercised after 10 years from the date it is granted.


7.       Adjustments upon Changes in Capitalization

         If dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate 5% of the Common Stock issued and outstanding at the beginning of such fiscal year, or if there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares outstanding at the beginning of the year, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any Replacement Options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed in the aggregate 5% of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

         In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any Replacement Options by the substitution on an equitable basis of appropriate stock or other property of the Company, or appropriate stock or other property of the merged, consolidated, or otherwise reorganized corporation, provided only that such substitution of Options or other property shall comply with the requirements of Section 424 of the Code, or (ii) give written notice to optionees that their Replacement Options must be exercised within 30 days of the date of such notice or they will be terminated.


8.       Termination and Amendment of the Plan

         The Board of Directors shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any Replacement Option theretofore granted.


10.      Termination Date of the Plan

         The Plan shall become effective as of January 30, 1998, the date of its adoption by the favorable vote of the majority of the Board of Directors of the Company. The Plan shall, in all events, terminate on December 31, 1998, or on such earlier date as the Board of Directors of the Company may determine. Any Replacement Option outstanding at the termination date shall remain outstanding until it has either expired or has been exercised.


11.      Death, Retirement, and Termination of Employment

         (a) A Replacement Option which has not theretofore expired shall terminate 30 days after the date of the termination for any reason, other than for Cause (as hereinafter defined), death, or Retirement (as hereinafter defined), of the Chiral Employee's employment with Cambrex or a parent or subsidiary of, or successor to, Cambrex, subject to the condition that no Replacement Option may be exercised in whole or in part after the expiration date of the Replacement Option or more than 10 years after the date of grant of such option.

                  For the purpose of this Section 11(a), "Cause" is defined as
(a) the conviction by the holder of a Replacement Option of a felony or a crime involving moral turpitude or (b) the commission by the holder of a Replacement Option of a public or notorious act which subjects Cambrex to public disrespect, scandal, or ridicule and which adversely affects the value of the services to Cambrex of the holder of the Replacement Option.

         (b) Upon the termination of the employment with Cambrex of any Chiral Employee due to retirement at age 60 or older or disability (as hereinafter defined) (collectively, "Retirement"), the Chiral Employee may, during a period (the "Retirement Period") which is the longer of (i) up to 10 years after the date of grant of such Option, or (ii) three years from the date of such termination, purchase some or all of the shares covered by the Replacement Options which were exercisable under the Plan immediately prior to such termination, subject to the condition that no Replacement Option may be exercised in whole or in part after the expiration date of the Replacement Option or more than 10 years after the date of grant of such option.

         (c) Upon the death of any Chiral Employee while in active service or of any such disabled or retired Chiral Employee within the above-referenced periods, the person or persons to whom the Chiral Employee's rights under a Replacement Option are transferred by will or the laws of descent and distribution may, within 12 months after the date of the Chiral Employee's death, purchase some or all of the shares to which the Chiral Employee was entitled pursuant to the exercise of a Replacement Option under the Plan, on the date of his death, subject to the condition that no Replacement Option may be exercised in whole or in part after the expiration date of the Replacement Option or more than 10 years after the date of grant of such option.

         (d) Leaves of absence pursuant to Section 13(c) shall not be deemed terminations or interruptions of employment. For purposes of this Section 11, "disability" shall have the meaning provided in Section 22(e)(3) of the Code.


12.      Change of Control Provisions

         (a) Following a Change in Control (as defined in Section 12(d)) of the Company or Cambrex, the Committee, in its sole discretion, may provide that a Replacement Option shall automatically be vested and immediately exercisable in full.

         (b) Upon a Change in Control (as defined in Section 12(d)) of the Company, the Committee, in its sole discretion, may provide for the purchase of any of the Replacement Options by the Company for an amount of cash equal to the excess of the Change in Control Price (as hereinafter defined) of the shares of Common Stock covered by such Replacement Options, over the aggregate purchase price of such Replacement Options. Change in Control Price means the higher of
(x) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (y) the highest sales price as reported on Nasdaq at any time during the sixty- (60) day period preceding a Change in Control.

         (c) The Committee shall have the authority at any time or from time to time to accelerate the vesting of any Replacement Option and to permit any Replacement Option not theretofore exercisable to become immediately exercisable.

         (d) For purposes hereof, a change in control (a "Change in Control") shall be deemed to occur:

                  (i) if any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Company or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, of 30 percent or more of the combined voting power of the Company's or Cambrex's then outstanding voting securities; or

                  (ii) when a majority of the directors elected at any special or annual meeting of stockholders are not individuals nominated by the Company's or Cambrex's incumbent Board of Directors or when individuals who are members of the Company's or Cambrex's Board of Directors at any one time shall immediately thereafter cease to constitute a majority of the Board of Directors.

13.      Miscellaneous Provisions

         (a) Rights as a Stockholder. A recipient of a Replacement Option shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares, and, except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         (b) Non-Assignability of Replacement Options. No Replacement Option shall be assignable or transferable by the recipient, except by will or by the laws of descent and distribution. During the lifetime of a recipient, Replacement Options shall be exercisable only by him or his personal representative or guardian. No Replacement Option or interest therein may be pledged, attached, or otherwise encumbered other than in favor of the Company.

         (c) Leave of Absence. In the case of a holder of a Replacement Option on a leave of absence approved by Cambrex, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of Replacement Options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall a Replacement Option be exercisable after 10 years from date of grant of such option.

         (d) Other Restrictions. Each Replacement Option shall be subject to the requirement that, if at any time the Board of Directors or the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Replacement Option or the issue, transfer, or purchase of shares thereunder, such Replacement Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933 or any state securities law.